SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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/  /Preliminary Proxy Statement
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/  /Soliciting Materials Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

____________________________ TENGASCO, INC. ______________________________________________
(Name of Registrant as Specified in its Charter)

      _____________________________________________________________________________________________
(Name of person(s) Filing Proxy Statement if other than Registrant)

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/  / Fee computed on table below per Exchange Act Rules14A-6(i)(4) and O-11.

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4) Date Filed:   April 30, 2010

TENGASCO, INC.
11121 Kingston Pike, Suite E
KNOXVILLE, TENNESSEE 37934

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 21, 2010

TO THE STOCKHOLDERS:

Notice is hereby given that the 2010 annual meeting of stockholders (the "Annual Meeting") of Tengasco, Inc. (the "Company") has been called for and will be held at the Homewood Suites by Hilton, 10935 Turkey Drive, Knoxville, Tennessee 37922 at 9:00 A.M., local time, on Monday, June 21, 2010 for the following purposes:

1.           To elect Jeffrey R. Bailey, Matthew K. Behrent, John A. Clendening, Carlos P. Salas and Peter E. Salas to the Board of Directors to hold office until their successors shall have been elected and qualify;

2.           To ratify the appointment by the Board of Directors of Rodefer Moss & Co, PLLC to serve as the independent certified public accountants for the current fiscal year; and

3.           To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 14, 2010 as the record date for the determination of the stockholders entitled to receive notice and to vote at the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 11121 Kingston Pike, Suite E, Knoxville TN 37934, for ten (10) days prior to June 21, 2010.

By Order of the Board of Directors

Jeffrey R. Bailey, Chief Executive Officer
Dated: April 30, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.  THE GRANTING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

INTERNET AVAILABILITY OF PROXY MATERIALS

This Notice of Annual Meeting and Proxy Statement along with the form of proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 will be available on the Company’s website at www.tengasco.com/proxymaterials beginning on the first day these materials are mailed to shareholders which is anticipated to be April 30, 2010.

TENGASCO, INC.
PROXY STATEMENT

GENERAL

This proxy statement is furnished by the Board of Directors of Tengasco, Inc., a Tennessee corporation (sometimes the “Company” or “Tengasco”), with offices located at 11121 Kingston Pike, Suite E, Knoxville TN 37934, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on June 21, 2010 and at any adjournments thereof (the “Annual Meeting”). This proxy statement will be mailed to stockholders beginning approximately April 30, 2010.

You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your share ownership is recorded directly, you will receive a proxy card. Voting instructions are included on the proxy card.  If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker or other nominee referred to as in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone and internet voting, availability and specific procedures will depend on their voting arrangements.

If a proxy is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Chief Executive Officer of the Company, or by a stockholder voting in person at the Annual Meeting. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the directors named therein and FOR the ratification of the selection by the Audit Committee of the Board of Directors of Rodefer Moss & Co, PLLC, as the independent certified public accountants of the Company.

A copy of the Company’s Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2009 ("Fiscal 2009"), which contains financial statements audited by the Company's independent certified public accountants accompanies this proxy statement.

The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed Annual Report on Form 10-K and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, fax transmission or e-mail. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the common stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND
PRINCIPAL HOLDERS

The Board of Directors has fixed the close of business on April 14, 2010 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

As of the Record Date, 59,816,661 shares of the Company's common stock, $.001 par value per share are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of common stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter that will be submitted to the stockholders.

Management knows of no business other than that specified in Items 1 and 2 of the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth the share holdings of those persons who own more than 5% of the Company's common stock as of April 14, 2010 with these computations being based upon 59,816,661 shares of common stock being outstanding as of that date and as to each shareholder, as it may pertain, assumes the exercise of options or warrants granted or held by such shareholder as of April 14, 2010.

Five Percent Stockholders1

Name and Address	Title	Number of Shares Beneficially Owned	Percent of Class
Dolphin Offshore Partners, L.P. c/o Dolphin Asset Management Corp. 129 East 17th Street New York, NY 10003	Stockholder	21,182,4922	35.3%

1 Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power.

2 Consists of 20,839,492 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”) and 218,000 shares held directly by Peter E. Salas, and a vested, fully exercisable option to purchase 125,000 shares granted to Mr. Salas who is the Chairman of the Company’s Board of Directors and is the sole shareholder and controlling person of Dolphin Management, Inc., the general partner of Dolphin.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

GENERAL

Article III, paragraph number 2 of the Company's Bylaws provides that the number of directors of the Company shall be a minimum of three and a maximum of ten. The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. Five nominees are put forth before the stockholders for election to the Board of Directors at the Annual Meeting. All of the nominees are presently directors of the Company and Mr. Jeffrey R. Bailey, one of the director-nominees is also presently the Chief Executive Officer of the Company.

The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

BOARD OF DIRECTORS

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company.  Although only one member of the Board is involved in day-to-day operating details, the other members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings.  The Board of Directors held seven meetings in Fiscal 2009.  All directors who are up for re-election attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served during Fiscal 2009. Although it has no formal policy requiring attendance, the Company encourages all of its directors to attend the annual meeting of stockholders.  All of the Company’s directors attended last year’s Annual Meeting and it is anticipated that all of the director-nominees will attend this year’s Annual Meeting.

There is no understanding or arrangement between any director and any other persons pursuant to which such individual was or is to be selected as a director or nominee of the Company.

The Company’s Chief Executive Officer serves as a Director, but does not serve as Chairman of the Board of Directors.  The Company has determined that dividing the functions of CEO and Chairman between two individuals, while placing the CEO on the Board has the dual beneficial effects of assisting both the CEO in making operational decisions as he is expected to do in the ongoing operation of the Company with accessability to the guidance of the Board, while allowing the Board to more effectively oversee the business risk without any additional influence from the CEO, if he were also serving as board chairman.

Identification of Director-Nominees

The following table sets forth the names of all current director-nominees.

Name	Positions Held	Date of Initial Election or Designation

Jeffrey R. Bailey	Director; Chief Executive Officer	2/28/03-8/11/04; 10/21/04 7/17/02
Matthew K. Behrent	Director	3/27/07
John A. Clendening	Director	2/28/03
Carlos P. Salas	Director	8/12/04
Peter E. Salas	Director; Chairman of the Board	10/8/02 10/21/04

Background of Directors

The following is a brief account of the experience, for at least the past five (5) years, of each nominee for director.

Jeffrey R. Bailey is 52 years old. He graduated in 1980 from New Mexico Institute of Mining and Technology with a B.S. degree in Geological Engineering. Upon graduation he joined Gearhart Industries as a field engineer working in Texas, New Mexico, Kansas, Oklahoma and Arkansas. Gearhart Industries later merged with Halliburton Company. In 1993, after 13 years working in various field operations and management roles primarily focused on reservoir evaluation, log analysis and log data acquisition he assumed a global role with Halliburton as a petrophysics instructor in Fort Worth, Texas. His duties were to teach Halliburton personnel and customers around the world log analysis and competition technology and to review analytical reservoir problems. In this role Mr. Bailey had the opportunity to review reservoirs in Europe, Latin America, Asia Pacific and the Middle East developing a special expertise in carbonate reservoirs. In 1997, he became technical manager for Halliburton in Mexico focusing on finding engineering solutions to the production challenges of large carbonate reservoirs in Mexico. He joined the Company as its Chief Geological Engineer on March 1, 2002. The experience, qualifications, attributes, and skills gained by Mr. Bailey in these oil and gas exploration and production industry positions directly apply to the operations of the Company and lead to the conclusion that Mr. Bailey should serve as a Director of the Company.   Mr. Bailey was elected as President of the Company on July 17, 2002 and is presently the Company’s Chief Executive

Officer. He was elected as a Director on February 28, 2003 and served as a Director until August 11, 2004. He was again elected to the Company’s Board of Directors on October 21, 2004.

 Matthew K. Behrent is 40 years old. He currently is an Executive Vice President, Corporate Development at EDCI Holdings, Inc (NasdaqCM: EDCI), a company engaged in the manufacture and distribution of CD's and DVD's. Before joining EDCI in June, 2005, Mr. Behrent was an investment banker, working as a Vice-President at Revolution Partners, a technology focused investment bank in Boston, from March 2004 until June 2005 and as an associate in Credit Suisse First Boston Corporation's technology mergers and acquisitions group from June 2000 until January 2003. From June 1998 to May 2000, Mr. Behrent practiced law with Cleary, Gottlieb, Steen & Hamilton in New York, advising financial sponsors and corporate clients in connection with financings and mergers and acquisitions transactions. Mr. Behrent received his J.D. from Stanford Law School in 1997, and his B.A. in Political Science and Political Theory from Hampshire College in 1992. He became a Director of the Company on March 27, 2007. The experience, qualifications, attributes, and skills gained by Mr. Behrent in these sophisticated legal and financial positions directly apply to and support the financial oversight of the Company’s operations and lead to the conclusion that Mr. Behrent should serve as a Director of the Company.

Dr. John A. Clendening is 78 years old. He received B.S. (1958), M.S. (1960) and Ph. D.  (1970) degrees in geology from West Virginia University. He was employed as a Palynologist-Coal Geologist at the West Virginia Geological Survey from 1960 until 1968. He joined Amoco in 1968 and remained with Amoco as a senior geological associate until 1992. Dr. Clendening has served as President and other offices of the American Association of Stratigraphic Palynologists and the Society of Organic Petrologists. From 1992-1998 he was engaged in association with Laird Exploration Co., Inc. of Houston, Texas, directing exploration and production in south central Kentucky. In 1999, he purchased all the assets of Laird Exploration in south central Kentucky and operates independently. While with Amoco Dr. Clendening was instrumental in Amoco's acquisition in the early 1970's of large land acreage holdings in Northeast Tennessee, based upon his geological studies and recommendations. His work led directly to the discovery of what is now the Company’s Paul Reed # 1 well.  He further recognized the area to have significant oil and gas potential and is credited with discovery of the field that is now known as the Company's Swan Creek Field. Dr. Clendening previously served as a Director of the Company from September 1998 to August 2000. He was again elected as a Director of the Company on February 28, 2003. The experience, qualifications, attributes, and skills gained by Dr. Clendening in the science of geology and the oil and gas exploration and production industry as reflected in his extensive career fully and directly apply to the operations of the Company and lead to the conclusion that Dr. Clendening should serve as a Director of the Company.

Carlos P. Salas is 38 years old. He is a principal of Dolphin Advisors, L.L.C., which manages a private-equity investment fund focused on middle-market opportunities. Before joining Dolphin Advisors, Mr. Salas led corporate finance and mergers and acquisitions advisory assignments for middle-market clients as an investment banker with Donaldson, Lufkin & Jenrette ("DLJ") in Los Angeles and later with Credit Suisse First Boston Corporation when the latter acquired DLJ. Prior to joining DLJ in 1999, Mr. Salas practiced law with Cleary, Gottlieb, Steen & Hamilton in New York, advising financial sponsors and corporate clients in connection with financings and cross-border mergers and acquisitions transactions. Mr. Salas received his J.D. from The University of Chicago and his B.A. in Philosophy from New York University. He was elected to the Company’s Board of Directors on August 12, 2004. Mr. Salas also serves on the boards of William Controls, Inc. and Telenetics Corporation. The experience, qualifications, attributes, and skills gained by Mr. Salas in these sophisticated legal and financial positions directly apply to and support the financial oversight of the Company’s operations and lead to the conclusion that Mr. Salas should serve as a Director of the Company.

Peter E. Salas is 55 years old.  He has been President of Dolphin Asset Management Corp. and its related companies since he founded it in 1988.  Prior to establishing Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years, becoming Co-manager, Small Company Fund and Director-Small Cap Research.  He received an A.B. degree in Economics from Harvard in 1976.  Mr. Salas was elected to the Board of Directors on October 8, 2002. Mr. Salas also serves on the boards of Williams Controls, Inc. and Southwall Technologies, Inc. The business experience, attributes, and skills gained by Mr. Salas in these sophisticated financial positions, together with his service as director of other public companies and his capacity as controlling person of the Company’s largest shareholder directly apply to and support his qualification as a director, and lead to the conclusion that Mr. Salas should serve as a Director of the Company.

Director Independence

The Rules of the NYSE Amex (the “NYSE Amex Rules”) require that a majority of the members of the Company’s Board of Directors be independent in that they are not officers of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The NYSE Amex Rules also require that the Company’s Board of Directors’ Audit Committee be comprised of at least three members all of whom qualify as independent under the criteria set forth in Rule 10 A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that three of the five director-nominees, Matthew K. Behrent, John A. Clendening and Carlos P. Salas, are independent as defined by the NYSE AMEX Rules, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. In reaching its determination, the Board of Directors reviewed certain categorical independence standards it has adopted to provide assistance in the determination of director independence. The categorical standards are set forth below and provide that a director will not qualify as an independent director under the AMEX Rules if:

•	The Director is, or has been during the last three years, an employee or an officer of the Company or any of its affiliates;

•           The Director has received, or has an immediate family member3 who has received, during any twelve consecutive months in the last three years any compensation from the Company in excess of $120,000, other than compensation for service on the Board of Directors, compensation to an immediate family member who is an employee other than an executive officer, compensation received as an interim executive officer or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	The Director is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

•
The Director, or an immediate family member, is a partner in, or controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

•
The Director, or an immediate family member, is employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executives serve on that entity’s compensation committee; or

•
The Director, or an immediate family member, is a current partner of the Company’s outside auditors, or was a partner or employee of the Company’s outside auditors who worked on the Company’s audit at any time during the past three years.

The following additional categorical standards were employed by the Board in determining whether a director qualified as independent to serve on the Audit Committee and provide that a director will not qualify if:

•	The Director directly or indirectly accepts any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries; or

•	The Director is an affiliated person4 of the Company or any of its subsidiaries.

Committees

3 Under these categorical standards “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.

4 For purposes of this categorical standard, an “affiliated person of the Company” means a person that directly or indirectly through intermediaries controls, or is controlled by, or is under common control with the Company. A person will not be considered to be in control of the Company, and therefore not an affiliate of the Company, if he is not the beneficial owner, directly or indirectly of more than 10% of any class of voting securities of the Company and he is not an executive officer of the Company. Executive officers of an affiliate of the Company as well as a director who is also an employee of an affiliate of the Company will be deemed to be affiliates of the Company.

The Company’s Board has operating audit, nomination and governance and compensation/stock option committees.

Audit Committee

In Fiscal 2009, director-nominees John A. Clendening, Carlos P. Salas and Matthew K. Behrent were the members of the Audit Committee. Mr. Behrent was the Chairman of the Committee and the Board of Directors determined that Mr. Behrent was an “audit committee financial expert” as defined by applicable Securities and Exchange Commission (“SEC”) regulations.  Each of the members of the Audit Committee met the independence and experience requirements of the NYSE AMEX Rules, the applicable Securities Laws, and the regulations and rules promulgated by the SEC.

The Audit Committee adopted an Audit Committee Charter during fiscal 2001. In 2004, the Board adopted an amended Audit Committee Charter, a copy of which is available on the Company’s internet website, www.tengasco.com. The Audit Committee reviews and reassesses the Audit Committee Charter annually.

The Audit Committee's functions are:

•
To review with management and the Company’s independent auditors the scope of the annual audit and quarterly statements, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	To review major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditors;

•	To monitor the independent auditor's relationship with the Company;

•	To advise and assist the Board of Directors in evaluating the independent auditor's examination;

•	To supervise the Company's financial and accounting organization and financial reporting;

•
To nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed; and

•	To review and consider fee arrangements with, and fees charged by, the Company’s independent auditors.

The Audit Committee met five (5) times in Fiscal 2009 with the Company’s auditors, including discussing the audit of the Company’s year end financial statements. It is intended that if elected as directors in 2010 Messrs. Clendening and Salas will continue to serve as members of the Audit Committee along with Mr. Behrent who will serve as the Chairman of the Committee and as its designated financial expert.

Audit Committee Report

The Audit Committee has:

I.
Reviewed and discussed the Company’s unaudited financial statements for the first three quarters of Fiscal 2009 and the Company’s audited financial statements for the year ended December 31, 2009 with the management of the Company and the Company’s independent auditors;

II.
Discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as the same was in effect on the date of the Company’s financial statements; and

III.
Received the written disclosures and the letter from the Company’s independent accountant  required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the unaudited financial statements for each of the first three quarters of Fiscal 2009 be included in the Quarterly Reports on Form 10-Q for those quarters and that the audited financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Members of the Audit Committee

Matthew K. Behrent
John A. Clendening
Carlos P. Salas

Nomination and Governance Committee

In Fiscal 2009, the members of the Nomination and Governance Committee were director-nominees Carlos P. Salas, John Clendening and Matthew K. Behrent with Mr. Salas acting as Chairman. As stated above, the Company believes that each member of the Committee was independent as that term is defined under the NYSE Amex Rules. The Committee met one time in Fiscal 2009. The Committee, among other duties, determines the slate of director candidates to be presented for election at the Company’s annual meeting of shareholders. Although the Company does not have a nominating committee charter, the Company’s Board of Directors has adopted procedures for annual director nominations by the Nomination and Governance Committee. Those procedures provide that the qualifications that should be met by any person recommended as a nominee for a position on the Company’s Board of Directors should include one or more of the following: a background or experience in oil and gas exploration, production, transportation, geology, construction, finance or in another business, government service, or profession that would reasonably enable the nominee to provide seasoned and reputable service to the shareholders of the Company in the performance of the duties of a member of the Board of Directors.  In addition to these qualifications, a nominee must be willing to serve without a right to receive compensation for such service. The Committee has not paid fees to any third party to identify, evaluate or to assist in identifying or evaluating, potential nominees, but may do so in the future if it determines it necessary

Neither the Committee nor the Board has any policy regarding the consideration of “diversity” in identifying nominees for director. The Company has no separate policy with regard to the consideration of any director candidates recommended by security holders. However, the Nomination Committee will consider director candidates recommended by security holders provided that such nominations are timely made as set forth hereinafter under the heading “Stockholders Proposals”. Any person recommended by a security holder to serve on the Board of Directors is considered upon the same terms as candidates recommended by any other person. To date, the Company has not received any recommendations from shareholders requesting that the Nomination and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

Among the nominating procedures adopted are the following:

•
Any shareholder, officer, or director may recommend for nomination any person for the slate of candidates for membership on the Company’s Board of Directors to be presented to the shareholders at the Company’s annual meeting of shareholders. Such recommendations must be furnished in writing addressed to the Company’s Board of Directors at the Company’s principal offices. All such nominations will be furnished to the Nomination Committee which may conduct interviews, investigations or make other determinations as to the qualifications of such recommended persons.

•	Any then-current members of the Board of Directors desiring to stand for re-election may be placed on the slate of directors for re-election without further inquiry as to their qualifications.

•
The Nomination Committee will meet to determine the slate of candidates for the Board in such a manner and at such a time so as not to delay either the mailing of the proxy statement to the Company’s shareholders or the annual meeting of shareholders. At such meeting, each recommended person including directors standing for re-election shall be subject to affirmative vote of half or more of the members of the Nomination Committee for inclusion on the slate of nominees.

•
The adopted procedures apply only to the determination of the slate of directors to be presented for election at the annual meeting of the shareholders. Any vacancies on the Board of Directors following the annual meeting of shareholders may be filled in the manner currently applicable under the Company’s Charter, Bylaws, and applicable state law.

•
The procedures adopted may be amended from time to time by the Board of Directors or by the Nomination Committee, in order to comply with any applicable provision or interpretation of any rule, statute, or stock exchange rule of the exchange on which the Company’s stock may be listed

The nomination procedures adopted are posted on the Company’s internet website at www.tengasco.com. In the event of any such amendment to the procedures, the Company intends to disclose the amendments on the Company's internet website within five business days following such amendment.

The Nomination Committee determined the slate of candidates for the Board of Directors presented for election at this year’s Annual Meeting.

The other function of this Committee is to oversee the Company’s compliance with the corporate governance requirements of the SEC and the NYSE Amex Rules.

Compensation/Stock Option Committee

The members of the Compensation/Stock Option Committee in Fiscal 2009 were director-nominees John A. Clendening, Matthew K. Behrent and Carlos P. Salas with Mr. Clendening acting as Chairman.  Messrs. Clendening, Behrent and Salas all meet the current independence standards established by the NYSE Amex Rules.

The Board of Directors has adopted a charter for the Compensation/Stock Option Committee which is available at the Company’s internet website, www.tengasco.com.

The Compensation/Stock Option Committee’s functions, in conjunction with the Board of Directors, are to provide recommendations with respect to general and specific compensation policies and practices of the Company for directors, officers and other employees of the Company.  The Compensation/Stock Option Committee expects to periodically review the approach to executive compensation and to make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. The Committee determines or recommends to the Board of Directors for determination the specific compensation of the Company’s Chief Executive Officer and all of the Company’s other officers. Although the Committee may seek the input of the Company’s Chief Executive Officer in determining the compensation of the Company’s other executive officers, the Chief Executive Officer may not be present during the voting or deliberations with respect to his compensation. The Committee may not delegate any of its responsibilities unless it is to a subcommittee formed by the Committee, but only if such subcommittee consists entirely of directors who meet the independence requirements of the NYSE Amex Rules.

The Compensation/Stock Option Committee is also charged with administering the Tengasco, Inc. Stock Incentive Plan (the “Stock Incentive Plan”).  The Compensation/Stock Option Committee has complete discretionary authority with respect to the awarding of options and Stock Appreciation Rights (“SARs”), under the Stock Incentive Plan, including, but not limited to, determining the individuals who shall receive options and SARs; the times when they shall receive them; whether an option shall be an incentive or a non-qualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments and the terms relating to such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the exercise of an SAR; whether to restrict the sale or other disposition of the shares of common stock acquired upon the exercise of an option or SAR; to subject the exercise of all or any portion of an option or SAR to the fulfillment of a contingency, and to determine whether such contingencies have been met; with the consent of the person receiving such option or SAR, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Stock Incentive Plan; and to make all other determinations necessary or advisable for administering the Plan.

The Compensation/Stock Option Committee met five (5) times in Fiscal 2009. The Committee has the authority to retain a compensation consultant or other advisors to assist it in the evaluation of compensation and has the sole authority to approve the fees and other terms of retention of such consultants and advisors and to terminate their services. To date, the Committee has not retained any such consultants or advisors to assist it, although it may do so in the future if it deems it necessary.

Compensation/Stock Option Committee Interlocking
And Insider Participation

No interlocking relationship existed or exists between any member of the Company's Compensation/Stock Option Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member or nominee of the Compensation/Stock Option Committee is an officer or an employee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC no later than the second business day after the date on which the transaction occurred unless certain exceptions apply. In fiscal 2009, the Company, its officers and directors and its shareholders owning more than 10% of its common stock were not delinquent in filing of any of their Form 3, 4, and 5 reports.

Family and Other Relationships

There are no family relationships between any of the present directors or executive officers of the Company except that Carlos P. Salas, a Director of the Company, is the cousin of Peter E. Salas, also a director of the Company. Mr. Carlos P. Salas is also one of seven members of Dolphin Advisors, LLC which serves as the managing general partner of Dolphin Direct Equity Partners, L.P., a private company investment fund that is not a shareholder of the Company. The majority owner of Dolphin Advisors, LLC is Dolphin Management, Inc., the sole shareholder of which is Peter E. Salas. Dolphin Management, Inc. is also the managing partner of Dolphin Offshore Partners, L.P. which directly owns 20,839,492 shares of the Company’s common stock. Peter E. Salas is the controlling person of Dolphin Offshore Partners; L.P. Carlos P. Salas has no direct or indirect ownership interest in Dolphin Offshore Partners, L.P. The Board of Directors in making its determination that Carlos P. Salas is an independent director considered all of these factors. See above, “Director Independence”. There are no family relationships between any of the other Directors or executive officers of the Company.

Involvement in Certain Legal Proceedings

To the knowledge of management, no director, executive officer or affiliate of the Company or owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

To the knowledge of management, during the past ten years, unless specifically indicated below with respect to any numbered item, no present director, executive officer or person nominated to become a director or an executive officer of the Company:

(1)
Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing; provided however that the Company’s Chief Financial Officer Michael J. Rugen during 2007 through mid 2009 was Vice President of Accounting and Finance for Nighthawk Oilfield Services in Houston, Texas (Nighthawk); Nighthawk filed for bankruptcy protection under Chapter 7 of the bankruptcy laws on July 10, 2009 and such fact was affirmatively disclosed  to management before Mr. Rugen was appointed to the position of Chief Financial Officer of the Company in September, 2009, and management determined that the circumstances surrounding bankruptcy filing did not disclose any reason to question the integrity or qualifications of Mr. Rugen for the position of Chief Financial Officer of the Company.

(2)	Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting the following activities: (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (b) engaging in any type of business practice; or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)
Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting him or her for more than 60 days from engaging inany activity described in paragraph 3(a) above, or being associated with any persons engaging in any such activity;

(5)
Was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6)
Was found by a court of competent jurisdiction in a civil action or by  the Commodity Futures Trading Commission (“CFTC”) to have violated any federal  commodities law, and the judgment in such civil action or finding by the  CFTC has not been subsequently reversed, suspended, or vacated;

(7)
Was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including but not limited to a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act [15 U.S.C. 78c(a)(26)], any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act [7 U.S.C. 1(a)(29)], or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors of the Company by writing to: Cary V. Sorensen, Secretary, Tengasco, Inc., 11121 Kingston Pike, Suite E, Knoxville TN 37934 or by e-mail: to: csorensen@tengasco.com Subject: Communication to Board of Directors. All letters and e-mails will be answered, if possible, and will be distributed to board members as appropriate. Notwithstanding the foregoing, the Company has the authority to discard or disregard any communication, which is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Name and Address	Title	Number of Shares Beneficially Owned5	Percent of Class6

Jeffrey R. Bailey	Director; Chief Executive Officer	176,2877	Less than 1%
Matthew K. Behrent	Director	108,0008	Less than 1%
John A. Clendening	Director	501,5009	Less than 1%
Michael J. Rugen	Chief Financial Officer	0	Less than 1%
Carlos P. Salas	Director	189,00010	Less than 1%
Peter E. Salas	Director; Chairman of the Board	21,182,49211	35.3%
Cary V. Sorensen	Vice President; General Counsel; Secretary	55,00012	Less than 1%
Charles P. McInturff	Vice President	240,00013	Less than 1%
All Officers and Director-Nominees As a group		22,452,27914	37.1%

5Unless otherwise stated, all shares of common stock are directly held with sole voting and dispositive power. The shares set forth in the table are as of April 14, 2010.

6Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934 based upon 59,816,661 shares of common stock being outstanding as of the record date, April 14, 2010. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of April 14, 2010 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

7Consists of 136,287 shares held directly and vested, fully exercisable options to purchase 40,000 shares, and does not include 1,250,000 stock appreciation rights.

8Consists of 33,000 shares held directly and vested, fully exercisable options to purchase 75,000 shares.

9Consists of 406,500 shares held directly and vested, fully exercisable options to purchase 95,000 shares.

10Consists of 64,000 shares held directly and vested, fully exercisable options to purchase 125,000 shares.

11Consists of 218,000 shares held directly, vested, fully exercisable options to purchase 125,000 shares and 20,839,492 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”). Peter E. Salas is the sole shareholder of and controlling person of Dolphin Management, Inc. which is the general partner of Dolphin.

12Consists of 40,000 shares held directly and vested, fully exercisable options to purchase 15,000 shares and does not include 400,000 stock appreciation rights.

13Consists of vested, fully exercisable options to purchase 240,000 shares.

14Consists of 897,787 shares held directly by management, 20,839,492 shares held by Dolphin and vested, fully exercisable options to purchase 715,000 shares.

Change in Control

To the knowledge of the Company’s management, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table sets forth a summary of all compensation awarded to, earned or paid to, the Company's Chief Executive Officer, Chief Financial Officer and other executive officers whose compensation exceeded $100,000 during fiscal years ended December 31, 2009 and December 31, 2008.

SUMMARY COMPENSATION TABLE
		Salary	Bonus	Option Awards 15	All Other Compensation 16	Total

Name and Principal Position	Year	($)	($)	($)	($)	($)
Jeffrey R. Bailey, Chief Executive Officer	2009	$ 189,750	$ -	$ -	$ 5,955	$ 195,705
	2008	$ 189,750	$ 81,830	$ -	$ -	$ 271,580

Michael J. Rugen, Chief Financial Officer 17	2009	$ 40,385	$ -	$ 155,866	$ 29	$ 196,280

Mark A. Ruth, former Chief Financial Officer 18	2009	$ 126,606	$ -	$ -	$ 88	$ 126,694
	2008	$ 131,670	$ 45,325	$ -	$ -	$ 176,995

Cary V. Sorensen, General Counsel	2009	$ 137,940	$ -	$ -	$ 4,361	$ 142,301
	2008	$ 137,940	$ 61,554	$ -	$ -	$ 199,494

Charles P. McInturff, Vice President	2009	$ 92,500	$ -	$ -	$ 5,027	$ 97,527
	2008	$ 92,500	$ 22,719	$ 167,910	$ -	$ 283,129

15 The amounts represented in this column are equal to the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, in connection with options granted under the Tengasco, Inc. Stock Incentive Plan. See Note 15 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10K for the year ended December 31, 2009 for information on the relevant valuation assumptions.  2008 amounts have been revised to reflect the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718, Compensation-Sock Compensation.

16 The amounts in this column consist of Tengasco's matching contributions to its 401 (k) plan and the portion of company-wide group term life insurance premiums allocable to these named executive officers.

17 Mr. Rugen's annual salary in 2009 was $150,000.  The amount reflected in the salary column for 2009 represents Mr. Rugen's prorated salary.

18 Mr. Ruth's annual salary in 2009 was $131,670.  The amount reflected in the salary column for 2009 represents Mr. Ruth's prorated salary.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS
	Number of securities underlying unexercised options	Number of securities underlying unexercised options
	(#)	(#)	Option exercise price
Name	exercisable	unexercisable 19	($)	Option expiration date

Jeffrey R. Bailey	1,250,000	-	$ 0.27	4/21/2010
	20,000	-	$ 0.58	1/19/2011
	20,000	-	$ 0.81	12/14/2011

Michael J. Rugen	-	400,000	$ 0.50	9/27/2015

Cary V. Sorensen	400,000	-	$ 0.27	4/21/2010
	15,000	-	$ 0.58	1/19/2011

Charles P. McInturff	160,000	240,000	$ 0.57	2/1/2013

Employment Contracts

There are presently no employment contracts relating to any member of management. However, depending upon the Company's operations and requirements, the Company may offer long-term contracts to other executive officers or key employees in the future.

19  Mr. Rugen's 400,000 unexercisable options will vest 80,000 options per year on 9/27/2010, 9/27/2011, 9/27/2012, 9/27/2013, and 9/27/2014. Mr. McInturff's 240,000 unexercisable options will vest 80,000 per year on 2/1/2010 2/1/2011, and 2/1/2012.

Compensation of Directors

The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel. The Directors, however, have waived such fees due to them as of this date for prior meetings.

Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time.  The Board of Directors has reserved to itself the right to review all directors' claims for compensation on an ad hoc basis.

Board members may receive fees from the Company for their services as director.   They may also from time to time be granted stock options under the Tengasco, Inc. Stock Incentive Plan. A separate plan to issue cash and/or shares of stock to independent directors for service on the various committees of the Board of Directors was authorized by the Board of Directors and approved by the Company’s shareholders. A copy of the Plan is posted at the Company’s website at www.tengasco.com. No award was made to any independent director under this plan in Fiscal 2009.

DIRECTOR COMPENSATION FOR FISCAL 2009
	Fees earned or paid in cash	Option awards compensation 20	Total
Name	($)	($)	($)

Matthew K. Behrent	$ 15,000	$ 12,888	$ 27,888

John A. Clendening	$ 15,000	$ 12,888	$ 27,888

Carlos P. Salas	$ 15,000	$ 12,888	$ 27,888

Peter E. Salas	$ 15,000	$ 12,888	$ 27,888

20 The amounts represented in this column are equal to the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, in connection with options granted under the Tengasco, Inc. Stock Incentive Plan.  See Note 15 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10K for the year ended December 31, 2009 for information on the relevant valuation assumptions.
   As of December 31, 2009, Mr. Behrent held 50,000 unexercised options.
   As of December 31, 2009, Mr. Clendening held 70,000 unexercised options.
   As of December 31, 2009, Mr. Carlos Salas held 150,000 unexercised options.
   As of December 31, 2009, Mr. Peter Salas held 100,000 unexercised options.

CERTAIN TRANSACTIONS

There have been no material transactions, series of similar transactions or currently proposed transactions during Fiscal 2008 and 2009, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last two completed fiscal years in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Review, Approval or Ratification of Transactions with Related Parties21

The Company’s Board of Directors has adopted a written Related Party Transactions Approval Policy which is posted on the Company’s website at www.tengasco.com.  It is the Company’s preference to avoid entering into a material related-party transaction if a transaction with a non-related party is available on an equally timely and equally beneficial basis. However, if a Related Party Transaction appears to be in the Company’s best interest then it will be approved or ratified if the Board of Directors expressly finds that the terms of the transaction are comparable to or more beneficial to the Company than those that could be obtained in arm’s length dealings with an unrelated third party; or, the transaction is approved by the majority of disinterested members of the Company’s Board of Directors.

Parent of Issuer

The Company has no parent.

21         A “Related Party” is any director or executive officer of the Company, any nominee for director, any shareholder known to be the beneficial owner of more than 5% of any class of the Company’s voting stock, and any Immediate Family Member of any such Party. “Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person.

BOARD RECOMMENDATION AND VOTE REQUIRED

For Proposal No. 1 regarding the election of directors, votes may be cast in favor of all nominees, may be withheld with regard to all nominees or may be withheld only with regard to nominees specified by the stockholder. Directors will be elected by a plurality of the votes of the shares of the Company's common stock present in person or represented by proxy, and entitled to vote on the election of directors at a meeting at which a quorum is present. Abstentions are tabulated in determining the votes present at a meeting. Consequently, an abstention has the same effect as a vote against a director-nominee, as each abstention would be one less vote in favor of a director nominee. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. The Board of Directors recommends that stockholders vote "FOR" the nominees set forth above. Unless marked to the contrary, proxies received will be voted FOR the nominees set forth above.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
RODEFER MOSS & CO, PLLC AS INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Rodefer Moss & Co, PLLC (“Rodefer Moss”) of Knoxville, Tennessee, independent certified public accountants, to audit the accounts for the Company for fiscal year ending December 31, 2010 ("Fiscal 2010"). Rodefer Moss has audited the Company's financial statements for the past five (5) fiscal years.  The Company is advised that neither Rodefer Moss nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers Rodefer Moss to be well qualified for the function of serving as the Company's auditors. Tennessee Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

AUDIT AND NON-AUDIT FEES

The following table presents the fees for professional audit services rendered by the Company’s current independent accountants, Rodefer Moss, for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2008, and fees for other services rendered by Rodefer Moss during those periods:

AUDIT AND NON-AUDIT FEES

	2009	2008

Audit Fees	$ 147,351	$ 106,000

Audit-Related Fees	9,787	54,148

Tax Fees	-	-

All Other Fees	-	-

Total Fees	$ 157,138	$ 160,148

Audit fees include fees related to the services rendered in connection with the annual audit of the Company’s consolidated financial statements, the quarterly reviews of the Company’s quarterly reports on Form 10-Q and the reviews of and other services related to registration statements and other offering memoranda.

Audit-related fees are for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees include (i) tax compliance, (ii) tax advice, (iii) tax planning and (iv) tax reporting.

All Other Fees includes fees for all other services provided by the principal accountants not covered in the other categories such as litigation support, etc.

All of the services for 2008 and 2009 were performed by the full-time, permanent employees of Rodefer Moss.

All of the 2009 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors. The Audit Committee considered whether the provisions of such services, including non-audit services, by Rodefer Moss were compatible with maintaining its independence and concluded they were.

BOARD RECOMMENDATION AND VOTE REQUIRED

The Board of Directors recommends that you vote in favor of the above proposal to ratify the appointment of Rodefer Moss & Co, PLLC as independent auditors of the Company for Fiscal 2010.  A representative of Rodefer Moss & Co, PLLC is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Audit Committee and the Board of Directors will review the future selection of the Company's independent auditors.

Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of Rodefer Moss & Co, PLLC as the Company's independent certified public accountants for Fiscal 2010. Shares voted as abstaining will count as votes cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" Proposal No. 2 because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

STOCKHOLDERS' PROPOSALS

Proposals of stockholders intended to be presented at the 2011annual meeting must be received in writing, by the Chief Executive Officer of the Company at its offices by December 31, 2010 in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

SEC rules and regulations provide that if the date of the Company's 2011 Annual Meeting is advanced or delayed more than 30 days from the date of the 2010 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2011 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2011 Annual Meeting. Upon determination by the Company that the date of the 2011 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2010 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

By Order of the Board of Directors

Cary V. Sorensen, Secretary

TENGASCO, INC.

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey R. Bailey and Cary V. Sorensen as proxies (the "Proxies"), each with power of substitution and re-substitution, to vote all shares of Common Stock, $.001 par value per share, of Tengasco, Inc. (the "Company") held of record by the undersigned on April 14, 2010 at the Annual Meeting of stockholders to be held at the Homewood Suites by Hilton, 10935 Turkey Drive, Knoxville, Tennessee, on Monday, June 21, 2010, at 9:00 A.M. local time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes /   / in blue or black ink.

1.           Election of Directors: Jeffrey R. Bailey, Matthew K. Behrent, John A. Clendening, Carlos P. Salas and Peter E. Salas.

(Mark only one of the two boxes for this item)

/ /	VOTE FOR all nominees named above except those who may be named on these two lines:

____________________________________________________________
____________________________________________________________
(OR)

/ /	VOTE WITHHELD as to all nominees named above.

2.           Proposal to ratify appointment of Rodefer Moss & Co, PLLC as the Company's independent certified public accountants for Fiscal 2010:

FOR           /   /           AGAINST                      /   /           ABSTAIN                      /   /

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted "FOR" Proposals 1 and 2.

Please mark, date, and sign and return this Proxy promptly in the enclosed envelope.

Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney or executor, administrator, trustee or guardian, please give your full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated: _______________________, 2010

X ____________________________Signature

X _____________________________
Print Name(s)

X ____________________________Signature, if held jointly